EXHIBIT 23.3

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 2, 2001 (except for Notes, 12, 16 and 17, as to which the date is March 29, 2001), with respect to the consolidated financial statements of United Investors Realty Trust and subsidiaries incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-101776) and related joint proxy statement/prospectus of Equity One, Inc. for the registration of its common stock in connection with Equity One, Inc.’ s merger with IRT Property Company.

/s/ Ernst & Young LLP

Dallas, Texas
December 23, 2002